Exhibit 23.2

                          [Balestri & Associates Logo]

                              Legal Counsel Consent


The Board of Directors and Stockholders ToyZap.com, Inc. Dallas, Texas


We consent to the references to our Firm as attorney for the registrant, TOYZAP.COM, INC., in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement.



BALESTRI & ASSOCIATES

/s/ Balestri & Associates
--------------------------

Balestri & Associates
Dallas, Texas
October ___, 2007